Exhibit 99.1

UNIVERSAL AMERICAN TO ACQUIRE APS HEALTHCARE

Significantly Enhances Capabilities to Participate

in Emerging Growth Opportunities, including Dual Eligibles

APS Management Team to Continue to Lead Medicaid Business

Rye Brook, NY — January 11, 2012 — Universal American Corp. (NYSE: UAM) today announced that it has entered into a definitive agreement to acquire APS Healthcare, Inc. (“APS Healthcare”), a leading provider of specialty healthcare solutions for $227.5 million.

The transaction significantly enhances Universal American’s breadth of capabilities to participate in the emerging growth opportunities in healthcare, including the large dual eligible opportunity.  APS Healthcare brings a full range of healthcare solutions, including disease management and care coordination, clinical quality and utilization review, and behavioral health services,  that enable its customers to reduce healthcare costs and improve the quality of their care.   APS Healthcare’s 400 customers include Medicaid Agencies, state and local governments, health plans, employers and labor trust groups and it serves approximately 30 government programs in 25 states and Puerto Rico covering over 17 million members, making it one of the largest specialty healthcare services companies in the country.  APS Healthcare is headquartered in White Plains, NY with   2011 revenues of more than $300 million.

APS Healthcare is led by CEO Greg Scott, formerly Chief Financial Officer of PacifiCare Health Systems, Inc. and Jerry Vaccaro, M.D., formerly President and CEO of PacifiCare Behavioral Health, Inc., who will continue to lead the business following the transaction.  APS Healthcare is currently owned by funds affiliated with GTCR LLC, a leading private equity firm.

The purchase price for the transaction is (i) $227.5 million, consisting of $147.5 million in cash to retire APS Healthcare’s outstanding indebtedness and other liabilities, and $80 million in Universal American common stock, plus (ii) up to $50 million in potential performance based consideration, payable in cash in March 2014 to the extent APS Healthcare’s financial results exceed certain thresholds.  Universal American expects the transaction to be accretive to earnings in 2012.  The transaction, which is expected to close within sixty days, is subject to customary closing conditions, including  regulatory approvals.

“We are very excited about the APS Healthcare transaction.  Companies who demonstrate the ability to improve cost and quality metrics, especially in government programs will thrive in the rapidly changing healthcare environment,” said Richard Barasch, Chairman and CEO of Universal American.  “We have been successful in our Medicare Advantage programs and APS Healthcare has been successful as well in its Medicaid programs.  We are particularly focused on the emerging opportunities to service dual eligibles.  Moreover, we are delighted to welcome the APS Healthcare management team, led by Greg Scott and Jerry Vaccaro. They bring a wealth of expertise and experience that will no doubt inure to the benefit of the people we serve and our combined companies.”

“We believe that the combination of APS Healthcare’s industry leading population health management capabilities with Universal American’s strong Medicare Advantage franchise and balance sheet position the combined company to capitalize on a range of emerging opportunities, including the market for dual eligibles,” said GTCR Principal David Katz.  “We look forward to partnering with the Universal American team to build upon their strong track record of success.”

“This is a combination of two companies with very complementary skill sets,” added Greg Scott, CEO of APS Healthcare.  “The combined company will be an exciting growth platform to put our technology and clinical solutions to work across multiple populations. Higher quality care for those most in need of that care will result in lower cost across the healthcare system.”

Additional Transaction Details

•                  The Universal American stock to be issued will be valued based on the average closing price of Universal American common stock for the 10 days prior to closing and is subject to a $10.30 to $13.50 collar, which will result in GTCR and the other selling stockholders owning in the aggregate between approximately 7% and 9% of Universal American common stock.

•                  Universal American has entered into a commitment letter with Bank of America Merrill Lynch for a fully underwritten $150 million term loan and $50 million revolving credit facility.  The $150 million term loan portion of the credit facility will be used to repay APS Healthcare’s outstanding indebtedness.

•                  At closing, GTCR will have the right to appoint one member to the Universal American board of directors who is expected to be David Katz.

Further details of this transaction will be included in the presentation Mr. Barasch is delivering on Wednesday, January 11, 2012 at 8:30 am Pacific Time/11:30 Eastern Time at the J.P. Morgan 30th Annual Healthcare Conference.  This presentation may be accessed at that time at the Company’s website at www.UniversalAmerican.com.  In addition, the presentation slides will be available on the Investor Relations section of the Company’s website.

Goldman Sachs is acting as exclusive financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel to Universal American.

Credit Suisse is acting as exclusive financial advisor and Kirkland & Ellis LLP is acting as legal counsel to GTCR LLC and APS Healthcare.

About Universal American Corp.

Universal American (NYSE: UAM), through our family of healthcare companies, provides health benefits to people with Medicare. We are dedicated to working collaboratively with healthcare professionals in order to improve the health and well-being of our members. For more information on Universal American, please visit our website at www.UniversalAmerican.com.

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Forward Looking Statements

This news release and oral statements made from time to time by our executive officers may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934,

as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Such statements that are not historical facts are hereby identified as forward-looking statements and intended to be covered by the safe harbor provisions of the PSLRA and can be identified by the use of the words “believe,” “expect,” “predict,” “project,” “potential,” “estimate,” “anticipate,” “should,” “intend,” “may,” “will,” and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties, trends and conditions in our business and competitive strengths, all of which involve risks and uncertainties.

Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Our actual results may differ materially from our expectations, plans or projections. We warn you that forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which we might not even anticipate.  We give no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of our SEC reports. A summary of the information set forth in the “Risk Factors” section of our SEC reports and other risks includes, but is not limited to the following:  we are subject to extensive government regulation; the CMS sanction that suspended us from marketing to and enrolling new members in our Medicare Advantage plans during the 2011 annual enrollment period had and may continue to have a material adverse effect on the Medicare Advantage business, financial condition and results of operations; the potential that CMS and/or other regulators could impose significant fines, penalties or operating restrictions on the Company; recently enacted health care legislation and subsequent rules promulgated by CMS could have a material adverse effect on our opportunities for growth and our financial results; we may experience membership losses in our Medicare Advantage business, reductions in funding for Medicare programs could materially reduce our profitability; failure to reduce our operating costs could have a material adverse effect on our financial position, results of operations and cash flows; competition in the insurance and healthcare industries is intense, and if we do not design and price our products properly and competitively, our membership and profitability could decline; our reserves may not be adequate; our ability to improve our CMS star ratings; we may experience higher than expected loss ratios which could materially adversely affect our results of operations; compliance with laws and regulations is complex and expensive, and any violation of the laws and regulations applicable to us could reduce our revenues and profitability and otherwise adversely affect our operating results and/or impact our ability to sell Medicare products; changes in governmental regulation or legislative reform could increase our costs of doing business and adversely affect our profitability; our Medicare Advantage business is subject to an annual competitive bidding process that could adversely affect our profitability; CMS’s risk adjustment payment system and budget neutrality factors make our revenue and profitability difficult to predict and could result in material retroactive adjustments to our results of operations; if we are unable to develop and maintain satisfactory relationships with the providers of care to our members, our profitability could be adversely affected and we may be precluded from operating in some markets; substantially all our revenues are tied to our Medicare businesses and regulated by CMS and if our government contracts are not renewed or are terminated, our business could be substantially impaired; we derive a substantial portion of our Medicare Advantage revenues and profits from Medicare Advantage HMO operations in Texas, and legislative actions, economic conditions or other factors that adversely affect those operations could materially reduce our revenues and profits; we no longer sell long-term care insurance and the premiums that we charge for the long-term care policies that remain in force may not be adequate to cover the claims expenses that we incur; any failure by us to manage our operations or to successfully complete or integrate acquisitions, dispositions and other significant transactions could harm our financial results, business and prospects; we have incurred and may in the future incur significant expenses in connection with the implementation and expansion of our new Medicare Advantage plans, which could adversely affect our operating results; we may be unable to access  sources of financing; the historical consolidated financial information of old Universal American is not necessarily representative of our future financial position, future results of operations or future cash flows nor do they reflect what our financial position, results of operations or cash flows would have been as a stand-alone company during the periods presented, any negative effects from the pendency of the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the risk that the contemplated transaction does not occur for any other reason; problems may arise in successfully integrating the businesses of the companies, which may result in Universal American not operating as effectively and efficiently as expected; Universal American may be unable to achieve cost-cutting synergies arising out of the transaction or it may take longer than expected to achieve those synergies; and the transaction may involve unexpected costs, unexpected liabilities or unexpected delays. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Universal American.

All forward-looking statements included in this release are based upon information available to Universal American as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.

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CONTACT:	- OR-	INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein		The Equity Group Inc.
Executive Vice President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609